Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$148,320	$140,400	$291,663	$274,232
Cost of operations	60,407	54,456	118,284	107,020
Sales and marketing	32,570	33,321	65,046	66,232
General and administrative	23,002	22,339	44,455	46,120
Depreciation and amortization	7,592	7,042	15,837	14,370
Interest income	9	17	26	32
Interest expense	6,171	6,172	12,343	12,344
Gain on investments	139	—	139	—
Other expense	4,100	—	4,100	—

Income before income tax provision	14,626	17,087	31,763	28,178
Income tax provision	1,255	7,371	8,388	12,196

Net income	$13,371	$9,716	$23,375	$15,982

Net income per common share:
Basic	$0.36	$0.26	$0.64	$0.41

Diluted	$0.32	$0.23	$0.57	$0.38

Weighted-average shares outstanding used in computing income per common share:
Basic	36,705	37,819	36,549	38,543

Diluted	53,618	45,801	43,684	46,667

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Advertising and sponsorship
Biopharma and medical device	$85,977	$81,981	$161,822	$150,469
OTC, CPG and other	30,249	29,503	60,197	63,972

	116,226	111,484	222,019	214,441
Private portal services	26,441	24,188	55,763	48,817
Information services	5,653	4,728	13,881	10,974

	$148,320	$140,400	$291,663	$274,232

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$40,549	$37,917	$79,467	$71,183

Interest, taxes, non-cash and other items (b)
Interest income	9	17	26	32
Interest expense	(6,171)	(6,172)	(12,343)	(12,344)
Income tax provision	(1,255)	(7,371)	(8,388)	(12,196)
Depreciation and amortization	(7,592)	(7,042)	(15,837)	(14,370)
Non-cash stock-based compensation	(8,208)	(7,633)	(15,589)	(16,323)
Gain on investments	139	—	139	—
Other expense	(4,100)	—	(4,100)	—

Net income	$13,371	$9,716	$23,375	$15,982

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$757,382	$706,776
Accounts receivable, net	149,088	136,806
Prepaid expenses and other current assets	20,633	13,877
Deferred tax assets	12,038	18,147

Total current assets	939,141	875,606

Property and equipment, net	54,416	59,573
Goodwill	202,980	202,980
Intangible assets, net	12,549	14,215
Deferred tax assets	1,976	18,947
Other assets	23,433	26,236

Total Assets	$1,234,495	$1,197,557

Liabilities and Stockholders’ Equity
Accrued expenses	$58,799	$72,658
Deferred revenue	114,865	89,785
2.25% convertible notes due 2016	252,232	—

Total current liabilities	425,896	162,443

2.25% convertible notes due 2016	—	252,232
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	300,000
Other long-term liabilities	21,001	21,293

Stockholders’ equity	87,598	61,589

Total Liabilities and Stockholders’ Equity	$1,234,495	$1,197,557

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$23,375	$15,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,837	14,370
Non-cash interest, net	2,256	2,256
Non-cash stock-based compensation	15,589	16,323
Deferred income taxes	(6,476)	2,803
Gain on investments	(139)	—
Changes in operating assets and liabilities:
Accounts receivable	(12,282)	(4,261)
Prepaid expenses and other, net	(6,130)	(2,668)
Accrued expenses and other long-term liabilities	(14,465)	(16,015)
Deferred revenue	25,080	13,188

Net cash provided by operating activities	42,645	41,978

Cash flows from investing activities:
Proceeds from sale of investments	139	—
Purchases of property and equipment	(8,711)	(11,446)

Net cash used in investing activities	(8,572)	(11,446)

Cash flows from financing activities:
Proceeds from exercise of stock options	11,653	30,147
Cash used for withholding taxes due on stock-based awards	(2,960)	(10,339)
Purchases of treasury stock	(5,351)	(102,353)
Excess tax benefit on stock-based awards	13,191	8,444

Net cash provided by (used in) financing activities	16,533	(74,101)

Net increase (decrease) in cash and cash equivalents	50,606	(43,569)
Cash and cash equivalents at beginning of period	706,776	824,880

Cash and cash equivalents at end of period	$757,382	$781,311

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Numerator:
Net income — Basic	$13,371	$9,716	$23,375	$15,982
Interest expense on 1.50% convertible notes, net of tax	864	864	1,728	1,728
Interest expense on 2.50% convertible notes, net of tax	1,797	—	—	—
Interest expense on 2.25% convertible notes, net of tax	1,103	—	—	—

Net income — Diluted	$17,135	$10,580	$25,103	$17,710

Denominator:
Weighted-average shares — Basic	36,705	37,819	36,549	38,543
Stock options and restricted stock	1,503	2,301	1,441	2,443
1.50% convertible notes	5,694	5,681	5,694	5,681
2.50% convertible notes	6,205	—	—	—
2.25% convertible notes	3,511	—	—	—

Adjusted weighted-average shares after assumed conversions — Diluted	53,618	45,801	43,684	46,667

Net income per common share:
Basic	$0.36	$0.26	$0.64	$0.41

Diluted	$0.32	$0.23	$0.57	$0.38